Exhibit 10

RESCISSION AND RELEASE AGREEMENT (this “Agreement”) made as of this ____ day of September 2005, by and among HAPS USA, Inc., a Utah corporation formerly known as American Hospital Resources Corporation (“HAPS Utah”); HAPS USA, Inc., a Delaware corporation (“HAPS Delaware”); Yoshihiro Kanemitsu, Junko Kanemitsu, Junyo Kanemitsu and Junki Kanemitsu (collectively, the “Kanemitsus” and each individually, a “Kanemitsu”); Tadaaki Miyamoto (“Miyamoto”); and Haruo Miyano (“Miyano”).

WITNESSETH:

WHEREAS, the parties entered into an Agreement of Purchase and Sale of Stock dated as of February 15, 2005 (the “Purchase Agreement”); and

WHEREAS, on the basis of the information known to the parties as of the date hereof, each of the parties believes that (a) each other party exercised ordinary diligence with respect to its obligations under the Purchase Agreement, (b) to enforce the Purchase Agreement would be unconscionable, and (c) it is possible and desirable to give relief by way of rescission of the Purchase Agreement without serious prejudice to the other parties and to avoid disputes, as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

INCORPORATION OF RECITALS.  The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

2.

RELEASES.

2.1

Each of HAPS Delaware and the Kanemitsus (collectively, the “HAPS Delaware Parties”), for itself and on behalf of their respective subsidiaries, affiliates, agents, heirs, representatives, successors and assigns (collectively, the “HAPS Delaware Releasing Parties”), does hereby release, acquit and forever discharge any and all claims of any nature whatsoever that the HAPS Delaware Releasing Parties ever had, now have, or hereafter can, shall, or may have against (a) HAPS Utah or (b) the officers, directors, stockholders, employees, successors and assigns of HAPS Utah, in each case immediately prior to the closing envisioned under the Purchase Agreement and solely and exclusively in such capacity as such an officer, director, stockholder, employee, successor or assign of HAPS Utah but in no other capacity (solely and exclusively to the extent set forth above, the “HAPS Utah Released Parties”), including but not limited to any and all claims, rights (including rights to reimbursement or restitution), demands, actions, causes of action, suits, controversies, damages, attorneys’ fees, obligations, contracts, liabilities, agreements, costs, expenses or losses of any nature, whether direct or indirect, known or unknown, matured or unmatured, contingent or absolute, existing or potential, suspected or unsuspected, in law or in equity, whether under federal statutory law, federal common law or federal regulation, or the statutory or common laws or regulations of any and all states or subdivisions which are alleged or which could or might have been alleged regarding or arising out of or in connection with the Purchase Agreement; provided, however, nothing in this paragraph shall preclude the enforcement of this Agreement.

2.2

HAPS Utah, for itself and on behalf of its subsidiaries, affiliates, agents, heirs, representatives, successors and assigns (the “HAPS Utah Releasing Parties”), does hereby release, acquit and forever discharge any and all claims of any nature whatsoever that the HAPS Utah Releasing Parties ever had, now have, or hereafter can, shall, or may have against (a) the HAPS Delaware Parties or (b) the officers, directors, stockholders, partners, trustees, employees, subsidiaries, successors and assigns of the HAPS Delaware Parties (collectively, the “HAPS Delaware Released Parties”), including but not limited to any and all claims, rights (including rights to reimbursement or restitution), demands, actions, causes of action, suits, controversies, damages, attorneys’ fees, obligations, contracts, liabilities, agreements, costs, expenses or losses of any nature, whether direct or indirect, known or unknown, matured or unmatured, contingent or absolute, existing or potential, suspected or unsuspected, in law or in equity, whether under federal statutory law, federal common law or federal regulation, or the statutory or common laws or regulations of any and all states or subdivisions which are alleged or which could or might have been alleged regarding or arising out of or in connection with the Purchase Agreement; provided, however, nothing in this paragraph shall preclude the enforcement of this Agreement.

2.3

Miyano, for himself and on behalf of his affiliates, agents, heirs, representatives, successors and assigns, does hereby release, acquit and forever discharge any and all claims of any nature whatsoever that Miyano ever had, now has, or hereafter can, shall, or may have against the HAPS Delaware Released Parties, including but not limited to any and all claims, rights (including rights to reimbursement or restitution), demands, actions, causes of action, suits, controversies, damages, attorneys’ fees, obligations, contracts, liabilities, agreements, costs, expenses or losses of any nature, whether direct or indirect, known or unknown, matured or unmatured, contingent or absolute, existing or potential, suspected or unsuspected, in law or in equity, whether under federal statutory law, federal common law or federal regulation, or the statutory or common laws or regulations of any and all states or subdivisions which are alleged or which could or might have been alleged regarding or arising out of or in connection with the Purchase Agreement, or any other agreement entered into between Miyano or any entity owned and/or controlled by Miyano, on one hand, and the HAPS Delaware Released Parties, on the other hand, including but not limited to the Director Services Agreement dated as of  April 1, 2005 by and between  Hikari System Co., Ltd. (“Hikari”), HAPS Delaware and Miyano, and the Sublease Agreement dated as of  January 15, 2004  by and between  EUC, Inc.  (a company owned and/or controlled by Miyano) and Hikari; provided, however, nothing in this paragraph shall preclude the enforcement of this Agreement.

2.4

Miyamoto, for himself and on behalf of his affiliates, agents, heirs, representatives, successors and assigns, does hereby release, acquit and forever discharge any and all claims of any nature whatsoever that Miyamoto ever had, now has, or hereafter can, shall, or may have against the HAPS Delaware Released Parties, including but not limited to any and all claims, rights (including rights to reimbursement or restitution), demands, actions, causes of action, suits, controversies, damages, attorneys’ fees, obligations, contracts, liabilities, agreements, costs, expenses or losses of any nature, whether direct or indirect, known or unknown, matured or unmatured, contingent or absolute, existing or potential, suspected or unsuspected, in law or in equity, whether under federal statutory law, federal common law or federal regulation, or the statutory or common laws or regulations of any and all states or subdivisions which are alleged or which could or might have been alleged regarding or arising out of or in connection with the Purchase Agreement, or any other agreement entered into between Miyamoto or any entity owned and/or controlled by Miyamoto, on one hand, and the HAPS Delaware Released Parties, on the other hand, including but not limited to the Consulting Agreement for Individual Consultants, date unknown, by and between Hikari and Miyamoto; provided, however, nothing in this paragraph shall preclude the enforcement of this Agreement

3.

RESCISSION; TRANSFER AND CONVEYANCE; DELIVERIES.  In furtherance of the rescission of the Purchase Agreement, the parties agree as follows:

1.1

HAPS Utah hereby (a) delivers, transfers, conveys and assigns to the following parties, and (b) releases and renounces any claim as to record or beneficial ownership in, all shares of stock and other interests that HAPS Utah now has or ever had in HAPS Delaware and its subsidiaries, including in and to the specified number shares of common stock of HAPS Delaware:

Party	Number of Shares of HAPS Delaware common stock
Yoshihiro Kanemitsu	500
Junko Kanemitsu	500
Junyo Kanemitsu	6,700
Junki Kanemitsu	2,000
Miyamoto	150
Miyano	150

1.2

Miyano and Miyamoto each hereby (a) delivers, transfers, conveys and assigns to HAPS Delaware, and (b) releases and renounces any claim as to record or beneficial ownership in, all shares of stock and other interests that each now has or ever had in HAPS Delaware and its subsidiaries including in and to the specified number shares of common stock of HAPS Delaware:

Party	Number of shares of HAPS Delaware common stock
Miyano	150
Miyamoto	150

3.3

Each of the following parties hereby (a) delivers, transfers, conveys and assigns to HAPS Utah, and (b) renounces any claim as to record or beneficial ownership in, all shares of stock and other interests that such party now has or ever had in HAPS Utah, including in and to the specified number shares of Class E Convertible Preferred Stock of HAPS Utah:

Party	Number of shares of HAPS Utah Class E Convertible Preferred Stock
Yoshihiro Kanemitsu	5,829,788
Junko Kanemitsu	5,829,788
Junyo Kanemitsu	78,119,160
Junki Kanemitsu	23,319,152
Miyamoto	1,748,936
Miyano	1,748,936

 3.4

Each party delivering shares (the “Transferor”) in accordance with this Agreement represents and warrants to recipient of such shares hereunder that the Transferor is the owner, beneficially and of record, of all such shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, and has full power to transfer such shares to the designated recipient without obtaining the consent or approval of any other person or governmental authority.

4.

NO ADMISSION.  Neither this Agreement, nor the negotiations or performance hereof, shall constitute an admission, concession, statement or acknowledgment of liability or wrongdoing by any party with respect to any matter, thing or dispute.

5.

REPRESENTATIONS AND WARRANTIES

5.1.

Each of the parties represents and warrants that it has not sold, assigned, transferred, encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim released pursuant to this Agreement.

5.2.

This Agreement may be pleaded as a full and complete defense to any claim that may be instituted, prosecuted or attempted in breach of this Agreement. No breach by any party hereunder shall entitle any other party to rescind or terminate this Agreement.

5.3.

Each party represents and warrants to the other parties that (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) it has, in accordance with applicable law, duly and validly taken all necessary actions, and has obtained all consents and approvals required, to authorize the execution, delivery and performance of this Agreement and the other documents and agreements provided herein to be executed and delivered by it; (c) it has duly and validly executed and delivered this Agreement and all other documents provided herein to be executed and delivered by it; (d) this Agreement and the other documents provided for herein, when executed and delivered by it, constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms; (e) it has been fully advised by its own competent counsel as to the rights and obligations contained in this Agreement; and (f) it has read and understands this Agreement, which it has executed voluntarily and without duress.

5.4

The parties each agree not to bring or maintain, and not to encourage or take any action unless required by law to assist any individual, entity, organization, agency, department, board, subdivision, or commission not bound hereunder or a party hereto to bring or maintain, any claim released hereunder.

6.

CONFIDENTIALITY.

6.1.

The negotiations of the terms and conditions of this Agreement (such negotiations, the “Confidential Information”) are strictly confidential and the parties shall avoid unauthorized disclosure of such negotiations except in accordance with the terms of this Agreement. To allow the parties to protect their interests in confidentiality, any party served with a subpoena, discovery request, or other similar legal instrument which could lead to court order compelling disclosure of any Confidential Information shall, within seven (7) days of the receipt thereof, notify the other parties, unless seven (7) days’ notice would not permit sufficient time in which to allow the other parties to assert any interest in prohibiting disclosure of such Confidential Information, in which case the party requested to make the disclosure will give notice to the other parties as soon as reasonably possible, but, in any event, before actual disclosure and, if the other party or parties are unsuccessful in such attempts to prevent disclosure, the party being requested to make the disclosure shall only disclose such Confidential Information as is necessary to comply with such law, order or governmental regulation, or court order and shall provide the other parties with copies of all such Confidential Information so disclosed.

6.2.

Notwithstanding Section 6.1, each of the parties may make such disclosures as are necessary and appropriate to (a) its attorneys, accountants, underwriters, reinsurers, brokers, board of directors and agents and (b) any applicable governmental taxing authorities as required by law; provided, however, that in connection with any disclosure pursuant to clause (a), such party shall first advise the recipient of the confidential nature of the Confidential Information and obtain a written undertaking from the recipient to abide by the terms and conditions of this Section 6.

6.3

The parties agree that HAPS Utah will, if and to the extent required by law, make such disclosure regarding this Agreement and rescission of the Purchase Agreement in a Form 10-QSB Quarterly Report (including such exhibits as required by law), to be filed with the Securities and Exchange Commission (the “SEC”) promptly after the date hereof.

7.

FURTHER ASSURANCES.  Each party agrees at its own expense to cooperate fully and execute any and all supplementary documents and to take all additional actions that may be reasonably necessary or appropriate to give full force and effect to the intent of this Agreement.

8.

INJUNCTIVE RELIEF.  The parties agree that a breach of any of the obligations in this Agreement will result in substantial likelihood of irreparable harm and injury for which monetary damages alone would be an inadequate remedy, and which damages are difficult accurately to measure.  Accordingly, the parties agree that an aggrieved party to this Agreement shall have the right, in addition to any other remedies available, to obtain immediate injunctive relief as well as other equitable relief allowed by the federal and state courts without the necessity of posting any bond.  The foregoing remedy of injunctive relief is without prejudice to exercise by any party of any other rights and remedies it may have under this Agreement, including the right to seek damages.

9.

ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter contained therein, and supersedes all prior and contemporaneous agreements and understandings, oral or written, related to its subject matter.  Any changes to this Agreement must be in writing and signed by each of the parties.

10.

CONSTRUCTION.  The language of this Agreement shall be construed as a whole, according to its plain meaning, and not strictly for or against any party, regardless of who drafted or was principally responsible for drafting this Agreement or any specific provision hereof.

11.

SUCCESSORS AND ASSIGNS.  This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns.

12.

SEVERABILITY.  If any provision of this Agreement is held void, voidable or unenforceable in any respect, the remaining portions shall remain in full force and effect. The obligations of each of the parties under this Agreement (i) shall not be affected or impaired by the failure of execution or delivery of this Agreement by any other person or entity intended to be or named as a party hereto and (ii) shall be performed and satisfied strictly in accordance with the terms of this Agreement, under all circumstances whatsoever.

13.

HEADINGS.  The Section headings in this Agreement are for convenience only, and shall not limit, alter, or affect the meaning of this Agreement.

14.

WAIVER.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by a written instrument signed by the party to be charged with the waiver or estoppel.  Further, no written waiver shall be deemed a continuing waiver unless specifically stated therein, and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any act other than that specifically waived.

15.

NOTICES.

15.1

All notices and other communications that may be or are required to be given hereunder shall be in writing and shall be delivered by hand, or sent via first-class registered or certified mail, return receipt requested and postage prepaid, or via overnight courier service, charges prepaid, to the party to be notified at the address, or sent by facsimile transmission to the party to be notified, at the facsimile number(s), or to such other address(es) or facsimile number(s) as such party may designate, as set forth below:

To:

HAPS Delaware and the Kanemitsus:

c/o Hikari System Co., Ltd.

277-3 Sannou-cho,

Inage-ku, Chiba-shi, Chiba

263-0002 Japan

Attention: Junyo Kanemitsu

Facsimile: 011-81-43-424-0616

With a copy to:

Lepon Holzworth & Kato, PLLC
1225 19th Street, NW, Suite 500
Washington DC 20036-2456
Attention: Yoshihiro Kato

Facsimile: 202-857-0189

To:

HAPS Utah:

HAPS USA, Inc.

5231-A Kuaiwi Place

Honolulu, Hawaii  96821

Attention: Mark Buck

Facsimile: ___________

With a copy to:

Cletha A. Walstrand, Esq.

8 East Broadway, Suite 609

Salt Lake City, UT 84111

Facsimile: 801-363-8512

To:

Miyano:

Haruo Miyano

c/o EUC Inc.

5912 Bolsa Avenue, Suite 108

Huntington Beach, CA 92646

Facsimile: 741-895-7732

To:

Miyamoto

Tadaaki Miyamoto

c/o SIM International, Inc.

1-236 Takayashiro, Suite 301

Meito-ku
Nagoya 465-0095  Japan

Facsimile: 011-81-52-776-7811

15.2.

The sending of such notice with confirmation of successful receipt of the complete transmission (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by hand or by first class registered or certified mail or by overnight courier service) shall constitute the giving thereof.

16.

GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to its conflict or choice of law provisions.

17.

COUNTERPARTS.  This Agreement may be executed in multiple original and/or facsimile counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the undersigned each has executed this Rescission and Release Agreement as of the date first written above.

HAPS USA, Inc., a Utah corporation

By:

/s/ Mark Buck

Name and Title

HAPS USA, Inc., a Delaware corporation

By:

/s/ Mark Buck

Name and Title

________________________

Yoshihiro Kanemitsu by Junyo Kanemitsu, attorney-in-fact

________________________

Junko Kanemitsu

________________________

Junyo Kanemitsu

________________________

Junki Kanemitsu

________________________

Tadaaki Miyamoto

________________________

Haruo Miyano